Exhibit 99.1

Executive Offices One Parkway North Blvd. Suite 100 Deerfield, IL 60015-2559	For Further Information Contact: investorrelations@essendant.com (847) 627-2900

ESSENDANT REPORTS THIRD QUARTER 2016 RESULTS

DEERFIELD, Ill., October 26, 2016 – Essendant Inc. (NASDAQ: ESND), a leading supplier of workplace essentials, today announced financial results for the third quarter ended September 30, 2016.  Key results for third quarter 2016 were as follows:

•	Continued revenue growth with net sales increase of 1.1% year-over-year, to $1.4 billion
•	GAAP net income of $36.7 million compared to $27.7 million last year
•	GAAP operating income of $60.3 million compared to $53.0 million last year
•	GAAP diluted earnings per share of $0.99 compared to $0.74 per share last year
•	Free cash flow totaled $144.2(1) million compared to $56.8 million last year
•	Adjusted EBITDA of $51.6(1) million compared to $80.1 million last year
•	Adjusted diluted earnings per share of $0.57(1) compared to $1.00 last year
•	Full year adjusted diluted EPS guidance is reduced to $1.75 to $1.90(1) per share

“Our actions in the third quarter to advance our strategy, increase market share, reduce inventory and improve our leverage position showed positive impact, but we continued to face challenging industry dynamics which negatively impacted our margin and earnings performance,” said Robert B. Aiken, Jr., president and chief executive officer of Essendant. “Our recent results are below our expectations for the business.  However, we are moving forward aggressively to implement the first phase of a comprehensive multi-year transformation program. This action builds on the organizational changes we made earlier in the year to improve our focus on key customer channels and is designed to deliver improved profitability by winning back lost revenue in our JanSan distributor channel, aligning pricing with cost to serve, enhancing our merchandising efforts through better sourcing and assortment, driving productivity and reducing costs, and diversifying our industrial channel.”

Mr. Aiken continued, “In light of the continued headwinds facing our business and recognizing the fact that our transformation efforts will take time to impact our results, we are reducing our guidance for the balance of the year.  We do not take this decision lightly and remain committed to moving forward with focus and urgency to implement changes to drive improved results and value.”

(1)	This is non-GAAP information. See the Reconciliation of Non-GAAP Financial Measures section of this document for more information.

Note: All EPS numbers in this document are diluted unless stated otherwise.

Essendant Reports Third Quarter 2016 Results

Third Quarter Sales

•	Net sales increased 1.1%, driven principally by sales in our office products category, partly offset by continued declines in our Industrial category
o	Janitorial/Sanitation: decreased $4.9 million, or 1.3%, to $372.9 million
o	Technology Products: increased $2.3 million, or 0.7%, to $345.6 million
o	Traditional Office Products: increased $3.7 million, or 1.6% to $240.0 million
o	Industrial: decreased $6.9 million, or 4.7%, to $139.8 million
o	Cut-sheet Paper: increased $23.0 million, or 27.6% to $106.6 million
o	Automotive: increased $3.0 million, or 3.9%, to $78.6 million
o	Office Furniture: decreased $5.5 million, or 6.3%, to $82.2 million

Third Quarter Performance

•	Gross profit was $198.9 million, a decline from $225.1 million in the prior year resulting from:
o	Shifts in customer channel and product category mix
o	Lower supplier allowances related to reductions of inventory during the quarter
o	Higher freight cost due to new customers, growth by large customers and inflation
o	Inventory expense favorability in 2015 following a last-in first-out method (LIFO) conversion that did not recur
•	Operating expenses were $138.5 million, a decline from $172.2 million in the prior year resulting from:
o	Gains on the sale of the City of Industry, CA facility in the third quarter of 2016 totaling $20.5 million, pre-tax
o	Third quarter 2015 impact of the impairment of seller notes totaling $10.7 million, pre-tax
•	Income tax expense was $17.1 million compared to $20.0 million in the prior year resulting from:
o	Utilization of a capital loss carry forward totaling $5.0 million
o	Additional tax expense of $1.7 million related to dividends from a foreign subsidiary
•	Diluted earnings per share increased to $0.99 per share compared to $0.74 per share last year. Adjusted earnings per share were $0.57(1) compared to $1.00 last year
•	Free cash flow increased to $144.2(1) million from $56.8 million in the prior year resulting from:
o	Reduction in inventory of $117.8 million
o	Proceeds of $31.0 million from a sale of the City of Industry facility
o	Cash outflows of $39.9 million for a 2015 acquisition
•	Reduced debt leverage from 3.5x at June 30, 2016 to 2.8x at September 30, 2016

Guidance

The company provided updated guidance and currently expects the following in 2016, excluding any acquisitions or unusual charges:

Full-Year 2016
Net sales	$5.325 billion to $5.375 billion
Adjusted diluted earnings per share(1)	$1.75 to $1.90 per share
Free cash flow(1)	Greater than $150 million in the second half of 2016

Essendant Reports Third Quarter 2016 Results

Conference Call

Essendant will hold a conference call followed by a question and answer session on Thursday, October 27, 2016, at 7:30 a.m. CDT, to discuss third quarter 2016 results. To participate, callers within the U.S. and Canada should dial (877) 358-2531 and international callers should dial (412) 902-6623 approximately 10 minutes before the presentation.  The conference ID is “10091551.”  To listen to the webcast, participants should visit the Investors section of the company’s website (investors.essendant.com), and click on the “Q3-16 Earnings Release” button on the right side of the page, several minutes before the event is broadcast.   Interested parties can access an archived version of the call, this news release, a financial slide presentation and other information related to the call, also located on the quarterly results section of Essendant’s investor website, about two hours after the call ends.

Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature.  These statements are based on management’s current expectations, forecasts and assumptions.  This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here.  These risks and uncertainties include, but are not limited to the following: Essendant's reliance on key customers, and the risks inherent in continuing or increased customer concentration and consolidations; end-user demand for products in the office, technology, and furniture product categories may continue to decline; the impact of Essendant's repositioning activities on Essendant's customers, suppliers, and operations; Essendant's reliance on independent resellers for a significant percentage of its net sales and, therefore, the importance of the continued independence, viability and success of these resellers; prevailing economic conditions and changes affecting the business products industry and the general economy; Essendant's ability to maintain its existing information technology systems and to successfully procure, develop and implement new systems and services without business disruption or other unanticipated difficulties or costs; the impact of price transparency, customer consolidation, and changes in product sales mix on Essendant's margins; the impact on the company’s reputation and relationships of a breach of the company’s information technology systems; the risks and expense associated with Essendant's obligations to maintain the security of private information provided by Essendant's customers; Essendant's reliance on supplier allowances and promotional incentives; the creditworthiness of Essendant's customers; continuing or increasing competitive activity and pricing pressures within existing or expanded product manufacturers who sell directly to Essendant's customers; the impact of supply chain disruptions or changes in key suppliers’ distribution strategies; Essendant's ability to manage inventory in order to maximize sales and supplier allowances while minimizing excess and obsolete inventory; Essendant's success in effectively identifying, consummating and integrating acquisitions; the costs and risks related to compliance with laws, regulations and industry standards affecting Essendant's business; the availability of financing sources to meet Essendant's business needs; Essendant's reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; and the effects of hurricanes, acts of terrorism and other natural or man-made disruptions.

Essendant Reports Third Quarter 2016 Results

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect Essendant's results, please see the company’s Securities and Exchange Commission filings.  The forward-looking information in this news release is made as of this date only, and the company does not undertake to update any forward-looking statement.  Investors are advised to consult any further disclosure by Essendant regarding the matters discussed in this news release in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time.  It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete.

Company Overview

Essendant Inc. is a leading supplier of workplace essentials, with 2015 net sales of $5.4 billion. The company stocks a broad assortment of over 180,000 items, including technology products, traditional office products, janitorial and breakroom supplies, office furniture, industrial supplies, and automotive aftermarket tools. The Company’s network of 71 distribution centers enables the Company to ship most products overnight to more than ninety percent of the U.S. For more information, visit www.essendant.com.

Essendant common stock trades on the NASDAQ Global Select Market under the symbol ESND.

Essendant Reports Third Quarter 2016 Results

Essendant Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net sales	$1,407,504	$1,391,545	$4,114,323	$4,065,719
Cost of goods sold	1,208,650	1,166,402	3,519,564	3,430,062
Gross profit	198,854	225,143	594,759	635,657
Operating expenses:
Warehousing, marketing and administrative expenses	138,107	172,159	463,410	526,653
Defined benefit plan settlement loss (Note 10)	419	-	12,163	-
Operating income	60,328	52,984	119,186	109,004
Interest expense, net	6,484	5,300	18,058	14,918
Income before income taxes	53,844	47,684	101,128	94,086
Income tax expense	17,102	20,017	34,923	42,594
Net income	$36,742	$27,667	$66,205	$51,492
Net income per share - basic:	$1.00	$0.74	$1.81	$1.36
Average number of common shares outstanding - basic	36,578	37,300	36,560	37,724
Net income per share - diluted:	$0.99	$0.74	$1.79	$1.35
Average number of common shares outstanding - diluted	36,938	37,608	36,896	38,109
Dividends declared per share	$0.14	$0.14	$0.42	$0.42

Essendant Reports Third Quarter 2016 Results

Essendant Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

	(Unaudited)	(Audited)
	As of September 30,	As of December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$22,647	$29,983
Accounts receivable, less allowance for doubtful accounts of $16,696 in 2016 and $17,810 in 2015	752,260	716,537
Inventories	850,463	922,162
Other current assets	44,771	27,310
Total current assets	1,670,141	1,695,992
Property, plant and equipment, net	126,334	133,751
Goodwill	298,242	299,355
Intangible assets, net	86,886	96,413
Other long-term assets	55,059	37,348
Total assets	$2,236,662	$2,262,859
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$540,743	$531,949
Accrued liabilities	192,189	177,472
Current maturities of long-term debt	35	51
Total current liabilities	732,967	709,472
Deferred income taxes	8,372	11,901
Long-term debt	620,155	716,264
Other long-term liabilities	92,535	101,488
Total liabilities	1,454,029	1,539,125
Stockholders’ equity:
Common stock, $0.10 par value; authorized - 100,000,000 shares, issued - 74,435,628 shares in 2016 and 2015	7,444	7,444
Additional paid-in capital	406,964	410,927
Treasury stock, at cost – 36,967,378 shares in 2016 and 37,178,394 shares in 2015	(1,097,094)	(1,100,867)
Retained earnings	1,514,573	1,463,821
Accumulated other comprehensive loss	(49,254)	(57,591)
Total stockholders’ equity	782,633	723,734
Total liabilities and stockholders’ equity	$2,236,662	$2,262,859

Essendant Reports Third Quarter 2016 Results

Essendant Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Nine Months Ended
	September 30,
	2016	2015
Cash Flows From Operating Activities:
Net income	$66,205	$51,492
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,199	36,344
Share-based compensation	6,903	6,447
(Gain) loss on the disposition of property, plant and equipment	(21,027)	1,562
Amortization of capitalized financing costs	502	659
Excess tax cost (benefit) related to share-based compensation	960	(402)
Asset impairment charges	-	34,893
Loss on sale of equity investment	-	33
Deferred income taxes	(6,970)	(15,285)
Pension settlement charge	12,163	-
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(35,457)	(31,288)
Decrease in inventory	73,735	54,354
Increase in other assets	(35,221)	(8,720)
Increase in accounts payable	8,902	50,412
Increase in accrued liabilities	13,659	6,500
Decrease in other liabilities	(12,585)	(3,342)
Net cash provided by operating activities	105,968	183,659
Cash Flows From Investing Activities:
Capital expenditures	(28,167)	(18,133)
Proceeds from the disposition of property, plant and equipment	33,890	184
Acquisition, net of cash acquired	-	(40,471)
Proceeds from sale of equity investment	-	612
Net cash provided by (used in) investing activities	5,723	(57,808)
Cash Flows From Financing Activities:
Net repayments under revolving credit facility	(96,640)	(45,309)
Net proceeds (disbursements) from share-based compensation arrangements	621	(1,507)
Acquisition of treasury stock, at cost	(6,839)	(55,677)
Payment of cash dividends	(15,355)	(15,976)
Excess tax (cost) benefit related to share-based compensation	(960)	402
Payment of debt issuance costs	(86)	(36)
Net cash used in financing activities	(119,259)	(118,103)
Effect of exchange rate changes on cash and cash equivalents	232	(513)
Net change in cash and cash equivalents	(7,336)	7,235
Cash and cash equivalents, beginning of period	29,983	20,812
Cash and cash equivalents, end of period	$22,647	$28,047
Other Cash Flow Information:
Income tax payments, net	$27,821	$53,704
Interest paid	19,607	16,032

Essendant Reports Third Quarter 2016 Results

Essendant Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Expenses, Adjusted Operating Income, Adjusted Net Income,

Adjusted Diluted Earnings Per Share, Adjusted EBITDA, and Free Cash Flow

The Non-GAAP table below presents Adjusted Operating Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings per Share, Adjusted EBITDA and Free Cash Flow for the three and nine months ended September 30, 2016 and 2015 (in thousands, except per share data). These non-GAAP measures exclude certain non-recurring items and exclude other items that do not reflect the Company’s ongoing operations and are included to provide investors with useful information about the financial performance of our business. The presented non-GAAP financial measures should not be considered in isolation or as substitutes for the comparable GAAP financial measures. The non-GAAP financial measures do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures.

In order to calculate the non-GAAP measures, management excludes the following items to facilitate the comparison of current and prior year results and ongoing operations, as management believes these items do not reflect the underlying cost structure of our business.  These items can vary significantly in amount and frequency.

•

Restructuring charges. Workforce reduction and facility closure charges such as employee termination costs, facility closure and consolidation costs, and other costs directly associated with shifting business strategies or business conditions that are part of a restructuring program.

The Company commenced two such restructuring programs during 2015.

•

Gain or loss on sale of assets or businesses. Sales of assets, such as buildings or equipment, and businesses can cause gains or losses. These transactions occur as the Company is repositioning its business and reviewing its cost structure.

The Company recognized a gain on the sale of its City of Industry facility in the third quarter of 2016, a loss on the sale and related impairment of intangible assets of the operations in Mexico in 2015, and a loss on the sale and related impairment of intangible assets of its software subsidiary in 2014, recording an impairment of the seller notes in the third quarter of 2015.

Due to the sale of the City of Industry facility, the Company was able to utilize its capital loss carryforwards. This utilization resulted in the release of the valuation allowance previously established against the deferred tax asset. The $5.0 million tax benefit from the release of the valuation allowance reduced the effective tax rate for the three and nine months ended September 30, 2016, by 9.2% and 4.9%, respectively.

•	Severance costs for operating leadership. Employee termination costs related to members of the Company’s operating leadership team are excluded as they are based upon individual agreements.

Two operating leaders were severed from the Company in the third quarter of 2016, which were not part of a restructuring program.

•	Asset impairments. Changes in strategy or macroeconomic events may cause asset impairments.

The Company recorded impairment and accelerated amortization of its trademarks upon the announcement of its rebranding effort in 2015.

•

Other actions.  Actions, which may be non-recurring events, that result from the changing strategies and needs of the Company and do not reflect the underlying expense of the on-going business. These charges include items such as settlement charges related to the defined benefit plan settlement in 2016 and the tax impact of the dividend from a foreign subsidiary.

Adjusted operating expenses and adjusted operating income. Adjusted operating expenses and adjusted operating income provide management and our investors with an understanding of the results from the primary operations of our business by excluding the effects of items described above that do not reflect the ordinary expenses and earnings of our operations. Adjusted operating expenses and adjusted operating income are used to evaluate our period-over-period operating performance as they are more comparable measures of our continuing business. These measures may be useful to an investor in evaluating the underlying operating performance of our business.

Essendant Reports Third Quarter 2016 Results

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and adjusted diluted earnings per share provide a more comparable view of our Company’s underlying performance and trends than the comparable GAAP measures. Net income and diluted earnings per share are adjusted for the effect of items described above that do not reflect the ordinary earnings of our operations.

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). Adjusted EBITDA is helpful in evaluating our operating performance and is used by management for various purposes, including as a measure of performance and as a basis for strategic planning and forecasting. Net income is adjusted for the effect of interest, taxes, depreciation and amortization and stock-based compensation expense. Management believes that adjusted EBITDA is also commonly used by investors to evaluate operating performance between competitors because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation accounting policies, and depreciation and amortization policies.

Free cash flow. Free cash flow is useful to management and our investors as it is a measure of the Company’s liquidity. It provides a more complete understanding of factors and trends affecting our cash flows than the comparable GAAP measure. Net cash provided by (used in) operating activities and net cash provided by (used in) investing activities are aggregated and adjusted to exclude the non-cash impact of acquisitions and divestitures.

Guidance. Adjusted diluted earnings per share and free cash flow are non-GAAP measures. A quantitative reconciliation of our non-GAAP guidance to the corresponding GAAP information is not available because the non-GAAP guidance excludes certain GAAP information that is uncertain and difficult to predict. The adjusted diluted earnings per share guidance excludes income in the first nine months of 2016 of $0.22 per share related to a settlement charge for the defined benefit plan, gain on sale of City of Industry facility, severance costs for operating leadership, restructuring charges, and non-GAAP tax provision. Actual amounts for these measures for the three and nine months ended September 30, 2016 appear in the Non-GAAP table included later in this section. For the remainder of the year, the factors that will be excluded are currently unknown due to the level of unpredictability and uncertainty associated with these items, but may include actions such as gain or loss on future sales of assets or businesses, future restructuring charges, non-GAAP tax adjustments, cash flow impacts of acquisitions, and other actions.

Essendant Reports Third Quarter 2016 Results

Essendant Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Expenses, Adjusted Operating Income, Adjusted Net Income,

Adjusted Diluted Earnings Per Share, Adjusted EBITDA, and Free Cash Flow

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended September 30,
	2016	2015

Operating expenses	$138,526	$172,159
Settlement charge related to the defined benefit plan	(419)	-
Gain on sale of City of Industry facility	20,541	-
Severance costs for operating leadership	(1,245)	-
Restructuring charges	1,210	(200)
Impairment of assets and accelerated amortization related to rebranding	-	(511)
Impairment of seller notes	-	(10,738)
Loss on sale of Mexico business and related costs	-	(2,072)
Adjusted operating expenses	$158,613	$158,638

Operating income	$60,328	$52,984
Operating expense adjustments noted above	(20,087)	13,521
Adjusted operating income	$40,241	$66,505

Net income	$36,742	$27,667
Operating expense adjustments noted above	(20,087)	13,521
Non-GAAP tax provision on adjustments
Settlement charge related to the defined benefit plan	(158)	-
Gain on sale of City of Industry facility	2,789	-
Severance costs for operating leadership	(469)	-
Restructuring charges	456	(76)
Dividend from a foreign subsidiary	1,666	-
Impairment of assets and accelerated amortization related to rebranding	-	(194)
Impairment of seller notes	-	(4,080)
Loss on sale of Mexico business and related costs	-	846
Adjusted net income	$20,939	$37,684

Diluted earnings per share	$0.99	$0.74
Operating expense adjustments noted above	(0.54)	0.36
Non-GAAP tax provision on adjustments	0.12	(0.10)
Adjusted diluted earnings per share	$0.57	$1.00

Net income	$36,742	$27,667
Provision for income taxes	17,102	20,017
Interest expense, net	6,484	5,300
Depreciation and amortization	10,046	10,424
Equity compensation expense	1,355	3,179
Operating expense adjustments noted above	(20,087)	13,521
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$51,642	$80,108

Net cash provided by operating activities	$121,952	$62,811
Net cash provided by (used in) investing activities	22,280	(45,363)
Less: Acquisition, net of cash acquired	-	39,939
Add: Sale of equity investment	-	(612)
Free cash flow	$144,232	$56,775

Essendant Reports Third Quarter 2016 Results

Essendant Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Expenses, Adjusted Operating Income, Adjusted Net Income,

Adjusted Diluted Earnings Per Share, Adjusted EBITDA, and Free Cash Flow

(unaudited)

(in thousands, except per share data)

	For the Nine Months Ended September 30,
	2016	2015

Operating expenses	$475,573	$526,653
Settlement charge related to the defined benefit plan	(12,163)	-
Gain on sale of City of Industry facility	20,541	-
Severance costs for operating leadership	(1,245)	-
Restructuring charges	956	(6,495)
Impairment of assets and accelerated amortization related to rebranding	-	(11,485)
Impairment of seller notes	-	(10,738)
Loss on sale of Mexico business and related costs	-	(16,999)
Adjusted operating expenses	$483,662	$480,936

Operating income	$119,186	$109,004
Operating expense adjustments noted above	(8,089)	45,717
Adjusted operating income	$111,097	$154,721

Net income	$66,205	$51,492
Operating expense adjustments noted above	(8,089)	45,717
Non-GAAP tax provision on adjustments
Settlement charge related to the defined benefit plan	(4,574)	-
Gain on sale of City of Industry facility	2,789	-
Severance costs for operating leadership	(469)	-
Restructuring charges	357	(2,468)
Dividend from a foreign subsidiary	1,666	-
Impairment of assets and accelerated amortization related to rebranding	-	(4,364)
Impairment of seller notes	-	(4,080)
Loss on sale of Mexico business and related costs	-	49
Adjusted net income	$57,885	$86,346

Diluted earnings per share	$1.79	$1.35
Operating expense adjustments noted above	(0.22)	1.20
Non-GAAP tax provision on adjustments	-	(0.29)
Adjusted diluted net income per share	$1.57	$2.26

Net income	$66,205	$51,492
Provision for income taxes	34,923	42,594
Interest expense, net	18,058	14,918
Depreciation and amortization	30,500	31,356
Equity compensation expense	7,044	6,447
Operating expense adjustments noted above	(8,089)	45,717
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$148,641	$192,524

Net cash provided by operating activities	$105,968	$183,659
Net cash provided by (used in) investing activities	5,723	(57,808)
Less: Acquisitions, net of cash acquired	-	(40,471)
Add: Sale of equity investment	-	612
Free cash flow	$111,691	$85,992